FINJAN HOLDINGS, INC.
PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

INTRODUCTORY NOTE

On June 3, 2013, Converted Organics, Inc., COIN Merger Sub, Inc. (“Merger Sub”) and Finjan, Inc., a privately held company,  entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Under the terms of the Merger Agreement, Merger Sub merged with and into Finjan, Inc., with Finjan, Inc. remaining as the surviving corporation (the “Merger”).  Following the closing of the Merger, Converted Organics, Inc. changed its name to “Finjan Holdings, Inc.”  Upon closing the transaction  Finjan Holdings, Inc. had 268,420,355 shares of common stock outstanding.   As a result of this transaction, the former owners of Finjan, Inc. own 91.5% of Finjan Holdings, Inc. common stock and Finjan, Inc. is a wholly-owned subsidiary of Finjan Holdings, Inc.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2013 combines the unaudited condensed balance sheet of Converted Organics, Inc and Finjan, Inc. as of March 31, 2013, giving effect to the transactions described in the Merger Agreement as if they had occurred on March 31, 2013.

The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2013 combines the unaudited condensed statement of operations of Converted Organics, Inc and Finjan, Inc. for the three months ended March 31, 2013, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2012.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 combines the statement of operations of Converted Organics, Inc. and Finjan, Inc. for the year ended December 31, 2012, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2012.

The pro forma adjustments give effect to events that are directly attributable to the transactions discussed above, that have a continuing impact on the operations of Finjan Holdings, Inc, and are based on available data and certain assumptions that management believes are factually supportable.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Converted Organics, Inc. and those of Finjan, Inc. and the related notes thereto contained elsewhere in this Current Report on Form 8-K. The pro forma adjustments and the unaudited pro forma information are not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger taken place on the dates noted, or of the future financial position or operating results of Finjan Holdings, Inc.

	Finjan Holdings, Inc
	Pro Forma Combined Balance Sheet
	As of March 31, 2013
	(unaudited)
	Finjan, Inc.	Converted Organics, Inc.	Proforma Adjustments Finjan, Inc.	Proforma Adjustments Converted Organics, Inc.	Reference	Combined
Current assets:	a	b	c	d
Cash	$29,350,955	$58,383	$-	$-		$29,409,338
Accounts Receivable	-	237,358	-	-		237,358
Inventories	-	148,308	-	-		148,308
Prepaid Expenses and Other Assets	2,700	53,580	-	-		56,280
Total Current Assets	$29,353,655	$497,629	$-	$-		$29,851,284

Deposits	-	23,136	-	-		23,136
Property and Equipment	-	1,082,740	-	(226,865)	e	855,875
Intangible Assets	-	1,059,594	-	(1,059,594)	e	-
				1,140,522	e	1,140,522

TOTAL ASSETS	$29,353,655	$2,663,099		$(145,937)		$2,019,533

Current Liabilities
Accounts payable and accrued
expenses	$566,013	$1,554,704	$-	$(1,340,553)	d	$780,164
Convertible Notes Payable, net of unamortized debt discount	-	683,655	-	290,545	d	-
				(974,200)	d
Derivative Liabilities, current	-	762,250	-	(762,250)	d	-
Deferred Revenue	-	70,048	-	-		70,048
Liabilities of Discontinued Operations	-	418,395	-	(418,395)	d	-
Total Current Liabilities	$566,013	$3,489,052		$(3,204,853)		$850,212

Derivative liabilities, net of current portion	$-	$1,709,106	$-	$(1,709,106)
Total liabilities	$566,013	$5,198,158	$-	$(4,913,959)		$850,212

Stockholders' Deficiency
Preferred Stock	-	13,281,000	-	(13,281,000)	d	-
Common stock	1	53,683	246,945	(32,209)	c	268,420
Additional paid-in-capital	17,067,919	101,622,642	-	1,059,594	c,d	119,750,155
Accumulated deficit	11,719,722	(117,492,384)	-	-		(105,772,662)
Total Stockholders' Equity (Deficiency)	28,787,642	(2,535,059)	-	(12,253,615)
Total Liabilities and
Stockholders' Deficiency	$29,353,655	$2,663,099	$246,945	$(17,167,574)		$15,096,125

	Finjan Holdings, Inc
	Pro Forma Combined Statement of Operations
	For the three months ended March 31, 2013
	(unaudited)
				ProForma
				Adjustments
		Converted Organics,	ProForma Adjustments	Converted Organics,
	Finjan, Inc.	Inc.	Finjan, Inc.	Inc.	Reference	Combined
	a	b	c	d
Revenue	$-	$400,402	$-	$-		$400,402

Cost of Goods Sold	-	367,927	-	-		367,927

Gross Profit	$-	$32,475	$-	$-		$32,475

Operating expenses:
General, Selling and Administrative expenses	847,395	556,321	-	-		1,403,716
Amortization of Intangible Assets	-	72,002	-	23,042	c	95,044

Total Operating Expenses	$847,395	$628,323	$-	$23,042		$1,498,760

Loss From Continuing Operations	$(847,395)	$(595,848)	$-	$(23,042)		$(1,466,285)

Other Income and Expenses
Other Income	$-	$22,987	$-	$-		$22,987
Loss on Change in Fair Value of Derivative Liability		(796,547)	-	637,238	d	(159,309)
Interest Income	79,926	-	-	-		79,926
Interest Expense	-	(312,947)	-	250,357	d	(62,590)

Total Other Income and Expense	$79,926	$(1,086,507)	$-	$887,595		$(118,986)

Net Loss from Continuing Operations	$(767,469)	$(1,682,355)	$-	$864,553		$(1,585,271)

Basic and Diluted Net Loss per
Share from Continuing Operations						$(0.01)

Weighted Average Number of
Shares Outstanding - basic and
diluted						268,420,345

	Finjan Holdings, Inc
	Pro Forma Combined Statement of Operations
	For the year ended December 31, 2012
	(unaudited)
				Pro Forma
				Adjustments
		Converted Organics,	Pro Forma Adjustments	Converted Organics,
	Finjan, Inc.	Inc.	Finjan, Inc.	Inc.	Reference	Combined
	a	b	b	d
Revenue	$-	$1,521,953	$-	$-		$1,521,953
						-
Cost of Goods Sold	-	1,415,728	-	-		1,415,728

Gross Profit	$-	$106,225	$-	$-		$106,225

Operating expenses:
General, Selling and Administrative Expenses	11,259,499	2,643,818	-	-		13,903,317
Amortization of Intangible Assets	-	288,008	-	92,166	c	380,174

Total Operating Expenses	$11,259,499	$2,931,826	$-	$92,166		$14,283,491

Loss From Continuing Operations	$(11,259,499)	$(2,825,601)	$-	$(92,166)		$(14,177,266)

Other Income and Expenses
Other Income or expense	$3,279,829	$33,272	$-	$-		$3,313,101
Gain on settlement, net	85,853,554	-	-	-		85,853,554
Gain on Sale of Investment	-	974,515	-	-		974,515
Gain on Debt Extinguishment	-	1,204,711	-	-		1,204,711
Gain on Change in Fair Value of Derivative Liability	-	9,154,173	-	(553,203)	d	8,600,970
Loss on Debt Modification	-	(3,000,205)	-	-		(3,000,205)
Interest Expense	-	(4,124,541)	-	2,171,961	d	(1,952,580)

Total Other Income and Expense	$89,133,383	$4,241,925	$-	$1,618,758		$94,994,066

Income from Continuing Operations
Before Provision for Income Taxes	$77,873,884	$1,416,324	$-	$1,526,592		$80,816,800

Provision for Income Taxes	$(26,888,805)	$-	$-	$-		$(26,888,805)

Net Income from Continuing Operations	$50,985,079	$1,416,324	$-	$1,526,592		$53,927,995

Basic and Diluted Net Income per Share from
Continuing Operations						$0.20

Weighted Average Number of
Shares Outstanding - basic and diluted						268,420,345

FINJAN HOLDINGS, INC.
NOTES TO THE PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

Note 1 – Merger Transaction

On June 3, 2013, Converted Organics, Inc., COIN Merger Sub, Inc. (“Merger Sub”) and Finjan, Inc., a privately held company,  entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Under the terms of the Merger Agreement, Merger Sub merged with and into Finjan, Inc., with Finjan, Inc. remaining as the surviving corporation (the “Merger”).  Following the closing of the Merger, Converted Organics, Inc. changed its name to “Finjan Holdings, Inc.” The transaction is being accounted for as a reverse business combination. At closing of the transaction former Finjan Inc. shareholders received 91.5% of the fully diluted common stock of the combined company.

Note 2 – Pro Forma Adjustments

The following unaudited pro forma condensed combined balance sheet as of March 31, 2013 combines the unaudited condensed balance sheet of Converted Organics, Inc and Finjan, Inc. as of March 31, 2013, giving effect to the transactions described in the Share Exchange as if they had occurred on March 31, 2013.

Balance Sheet – March 31, 2013

a.	Derived from the unaudited balance sheet of Finjan, Inc. as of March 31, 2013.
b.	Derived from the unaudited balance sheet of Converted Organics, Inc. as of March 31, 2013.
c.	Relating to 268,420,355 new shares of Finjan Holdings, Inc. common stock.
d.
Under the terms of the merger, holders of Converted Organics, Inc. preferred stock will satisfy certain of the Company’s current liabilities aggregating approximately $2,733,000, as well as exchanged their preferred stock holdings for an 8% share of common stock (21,473,628 shares) in the newly created Finjan Holdings, Inc.

e.
Preliminary purchase price allocation whereby the carrying value including intangible assets approximates fair value on the date of the transaction.  The assets acquired as part of the transaction have been shown at their estimated fair value. The fair value of the consideration was approximately $2,300,000 and the Company allocated approximately $498,000 to current assets, $856,000 to property and equipment (consisting primarily of machinery and equipment), $1,141,000 to intangible assets (primarily consisting of a customer list) with an estimated useful life of three years, and accounts payable of $215,000.

The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2013 combines the unaudited condensed statement of operations of Converted Organics, Inc. and Finjan, Inc. for the three months ended March 31, 2013, giving effect to the transactions described in the Share Exchange as if they had occurred on January 1, 2013.

Statement of Operations – For the three months ended March 31, 2013.

a.	Derived from the unaudited condensed Statement of Operations of Finjan, Inc. for the three months ended March 31, 2013.

b.	Derived from the unaudited condensed Statement of Operations of Converted Organics, Inc. for the three months ended March 31, 2013.

c.	Estimated incremental amortization of intangible assets adjusted to reflect estimated three year remaining life.

d.
Adjusted for the estimated portion of the interest expense and change in fair value of derivate liabilities attributable to the convertible notes being exchanged for common stock as a part of the transactions contemplated by the Merger Agreement.

The following unaudited pro forma combined statement of operations for the year ended December 31, 2012 combines the statement of operations of Converted Organics, Inc. and Finjan, Inc. for the year ended December 31, 2012, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2012.

Statement of Operations – For the year ended December 31, 2012

a.	Derived from the unaudited Statement of Operations of Finjan, Inc. for the year ended December 31, 2012.

b.	Derived from the unaudited Statement of Operations of Converted Organics, Inc. for the year ended December 31, 2012.

c.	Estimated incremental amortization of intangible assets adjusted to reflect estimated three year remaining life.

d.
Adjusted for the estimated portion of the interest expense and change in fair value of derivate liabilities attributable to the convertible notes being exchanged for common stock as a part of the transactions contemplated by the Merger Agreement.